Exhibit 5.4

April 29, 2015

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, Washington 98004

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for CarRentals.com, Inc., a Nevada corporation (“CarRentals”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amendment”) to be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof by Expedia, Inc., a Delaware corporation (“Expedia”), CarRentals, and each of Expedia’s other subsidiaries listed in the Amendment, amending the Registration Statement on Form S-3 (the “Registration Statement”) filed with the SEC on August 8, 2014 (File No. 333-197974) by Expedia and the guarantors party thereto, relating to the registration under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of an indeterminate amount of the Company’s debt securities (the “Debt Securities”), which may be issued in one or more series under one or more indentures in the form filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) proposed to be entered into among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the applicable subsidiary guarantors (including CarRentals), and guarantees by such subsidiary guarantors (including CarRentals) (the “Guarantees”) of Debt Securities issued from time to time by the Company, in amounts, at prices and on terms to be determined at the time of the offering. The Guarantees by CarRentals are referred to herein as the “CarRentals Guarantees”.

We have reviewed and are familiar with: (a) the Articles of Incorporation, Bylaws and other organizational documents of CarRentals (as the same may have been amended or amended and restated), in each case certified to us by an officer of CarRentals as being the true and correct copies of same, (b) resolutions adopted by the Board of Directors of CarRentals, executed by authorized signatories of CarRentals and certified to us by an officer of CarRentals as being true and correct and having not been modified or rescinded since such date, (c) a certificate of an officer of CarRentals representing certain factual matters in connection with the approval, execution and delivery of the Amendment, which representations we have assumed the validity of and relied on, (d) the Registration Statement, (e) the Amendment, (f) the Indenture, and (g) such other matters as we have deemed necessary for this opinion.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons, and the accuracy and completeness of all other information provided to us by Expedia and CarRentals, as

Holland & Hart LLP    Attorneys at Law

Phone (775) 327-3000 Fax (775) 786-6179 www.hollandhart.com

5441 Kietzke Lane Second Floor Reno, Nevada 89511

Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C

Expedia, Inc. April 29, 2015 Page 2

applicable, during the course of our investigations, on which we have relied in issuing the opinions expressed below. In addition, we have assumed that the persons identified to us as officers and directors of CarRentals as of particular dates were actually serving in such capacities on such dates.

Based upon the foregoing, we are of the opinion that (i) CarRentals is a corporation validly existing and in good standing under the laws of the State of Nevada and (ii) CarRentals has the corporate power and authority to execute, deliver and perform the CarRentals Guarantees. This opinion is limited to matters governed by the laws of the State of Nevada, and to the extent that any of the foregoing matters are deemed to be governed by the laws of any other state, we render no opinion with respect thereto.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and any additional amendments to the Registration Statement, including any and all post-effective amendments, and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and any prospectus supplements relating thereto. In addition, we consent to the reliance by Wachtell, Lipton, Rosen & Katz as to matters of Nevada law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the CarRentals Guarantees, but only to the extent of the opinions specifically set forth herein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP